Exhibit 27(k)

Allianz Life Insurance Company of North America

Doug Hodgson

Senior Counsel, Associate General Counsel

5701 Golden Hills Drive

Minneapolis, MN 55416-1297

Telephone: 763-582-6089

October 21, 2025

Board of Directors

Allianz Life Insurance Company of North America

5701 Golden Hills Drive

Minneapolis, MN 55416

Re:	Opinion and Consent of Counsel
Allianz Life Insurance Company of North America (the “Insurance Company”)
Allianz Life Variable Account B

Dear Sir or Madam:

You have requested my Opinion of Counsel in connection with the filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of:

•

Allianz Life Variable Account B’s Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contracts to be issued by Allianz Life Insurance Company of North America and Allianz Life Variable Account B, File No. 333-268826.

•

The Insurance Company’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contract to be issued by the Insurance Company, File No. 333-278754.

I am of the following opinions:

1.	Allianz Life Variable Account B is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act) and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.
2.

The Insurance Company is a stock life insurance company organized under the laws of the state of Minnesota and is authorized to offer fixed and variable annuities and individual life insurance. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract, and all contractual interests of the Contract Owner are binding obligations of the Insurance Company.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.

Sincerely,

Allianz Life Insurance Company of North America

By:	/s/ Doug Hodgson
Doug Hodgson